Exhibit 4.1

NOTES SECURITY AGREEMENT

dated as of

May 30, 2024,

among

SOTERA HEALTH COMPANY,
as Holdings,
SOTERA HEALTH HOLDINGS, LLC,
as Issuer,
THE OTHER GRANTORS PARTY HERETO
and

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent

32643.024

TABLE OF CONTENTS
ARTICLE I
Definitions
SECTION 1.01. Defined Terms.............................................................................................. 1
SECTION 1.02. Other Defined Terms.................................................................................... 1
ARTICLE II
Pledge of Securities

ARTICLE III
Security Interests in Personal Property

ARTICLE IV
Remedies

ARTICLE V
Miscellaneous

SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process;

Schedules
Schedule I    Grantors
Schedule II    Pledged Equity Interests; Pledged Debt Securities
Schedule III    Intellectual Property
Schedule IV    Commercial Tort Claims
Exhibits
Exhibit I    Form of Grantor Supplement
Exhibit II    Form of Copyright Security Agreement
Exhibit III    Form of Patent Security Agreement
Exhibit IV    Form of Trademark Security Agreement

NOTES SECURITY AGREEMENT dated as of May 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among SOTERA HEALTH HOLDINGS, LLC, a Delaware limited liability company (the “Issuer”), the other GRANTORS (as defined below) from time to time party hereto, SOTERA HEALTH COMPANY, a Delaware corporation (“Holdings”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as notes collateral agent (the “Notes Collateral Agent”), for the ratable benefit of the Noteholder Secured Parties (as defined in the Indenture (as defined below)).
Reference is made to that certain Indenture dated as of May 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) by and among Holdings, the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee (together with its successors in such capacity, the “Trustee”) and as Notes Collateral Agent, pursuant to which the Issuer is issuing $750 million aggregate principal amount of its 7.375% senior secured notes due 2031 (together with any Additional Notes (as defined in the Indenture) issued under the Indenture, the “Notes”).
WHEREAS, it is a condition to the issuance of the Notes that each Grantor executes and delivers this Agreement; and
WHEREAS, this Agreement is made by the Grantors in favor of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties to secure the payment and performance in full when due of the Notes Obligations (as defined in the Indenture).
NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:
ARTICLE I

Definitions
SECTION 1.01Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Indenture; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement or the Indenture shall have the meaning specified in the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
(b)The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement, mutatis mutandis.
SECTION 1.02Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account, Chattel Paper or General Intangible.
“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Agreement States” means those states that have entered into Agreements for Co-operation with the U.S. Nuclear Regulatory Commission the (“NRC”) pursuant to Section 274b of the Atomic Energy Act of 1954, as amended, 42 U.S.C. § 2011 et seq. (the “AEA”). The authority that each Agreement State has been delegated under AEA Section 274b is its Agreement State Authority (“Agreement State Authority”).
“Applicable Nuclear Laws” means the AEA , and any related rules, regulations or administrative decisions of the NRC, including authority exercised by the Agreement States, pursuant to Agreement State Authority, in each case, to the extent concerning (i) the transfer of direct or indirect ownership or control of a licensee subject to such laws; or (ii) the ability to exercise direct or indirect control of a licensed activity under such laws, as applicable.
“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.
“Collateral” means Article 9 Collateral and Pledged Collateral.
“Copyright Security Agreement” means the short-form Copyright Security Agreement substantially in the form of Exhibit II hereto.
“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any use right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.
“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyrights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise and (b) all registrations and applications for registration of any such copyrights in the United States, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including, in the case of any Grantor, those set forth next to its name on Schedule III hereto.
“Federal Securities Laws” has the meaning assigned to such term in Section 4.03.
“Grantor Supplement” means an instrument substantially in the form of Exhibit I hereto.
“Grantors” means (a) the Issuer, (b) Holdings, (c) each Subsidiary of the Issuer identified on Schedule I hereto and (d) each Intermediate Parent or other Subsidiary of Holdings that becomes a party to this Agreement as a Grantor on or after the date hereof.
“Holdings” has the meaning assigned to such term in the preamble to this Agreement.
“Intellectual Property” means, with respect to any Person, all intellectual property rights of every kind and nature, whether now or hereafter owned or licensed by any such Person, including such rights in inventions, Patents, Copyrights, Trademarks and Licenses, rights in trade secrets and know-how, rights in domain names, rights in confidential or proprietary technical, business or other information, and rights in software and databases.
“Indenture” has the meaning assigned to such term in the preamble to this Agreement.
“Intermediate Parent” means any Subsidiary of Holdings of which the Issuer is a subsidiary.
“Issuer” has the meaning assigned to such term in the preamble to this Agreement.
“License” means any Patent License, Trademark License or Copyright License.
“Material Adverse Effect” means a circumstance or condition affecting the business, financial condition, or results of operations of Holdings, any Intermediate Parent, the Issuer and their respective Subsidiaries, taken as a whole, that would reasonably be expected to have a materially adverse effect on (a) the ability of the Issuer and the other Grantors, taken as a whole, to perform their payment obligations under the Notes Documents or (b) the rights and remedies of the Trustee, the Notes Collateral Agent or other Noteholder Secured Parties under the Notes Documents.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Notes” has the meaning assigned to such term in the preamble to this Agreement.
“Notes Collateral Agent” has the meaning assigned to such term in the preamble to this Agreement.
“Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person.
“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to manufacture, use or sell any invention claimed in a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, and all rights of any such Person under any such agreement.
“Patent Security Agreement” means the short-form Patent Security Agreement substantially in the form of Exhibit III hereto.
“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: all letters patent of the United States and all registrations therefor and all applications for letters patent of the United States, including registrations and pending applications in the United States Patent and Trademark Office, including those listed on Schedule III hereto.

“Perfection Certificate” means the Perfection Certificate dated as of May 30, 2024, certified by officers of Holdings and the Issuer and delivered to the Notes Collateral Agent on the Issue Date, or a similar collateral disclosure certificate with respect to any additional Grantor under Section  5.14.
“Pledged Collateral” has the meaning assigned to such term in Section 2.01.
“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.
“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.
“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other securities (to the extent certificated) now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Security Interest” has the meaning assigned to such term in Section 3.01(a).
“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark now or hereafter owned by any other Person or that any other Person otherwise has the right to license and all rights of any such Person under any such agreement.
“Trademark Security Agreement” means the short-form Trademark Security Agreement substantially in the form of Exhibit IV hereto.
“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, trade dress, logos and other similar source identifiers, in each case subject to the trademark laws of the United States now existing or hereafter adopted or acquired, all registrations therefor, and all registrations and applications filed in connection therewith in the United States Patent and Trademark Office, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule III hereto and, (b) all goodwill associated with the use of and symbolized by the items in category (a) of this definition.
“UCC” shall mean the New York UCC; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Notes Collateral Agent’s and the Noteholder Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
ARTICLE II

Pledge of Securities

SECTION 2.01    Pledge. As security for the payment or performance, as the case may be, in full of the Notes Obligations, each Grantor hereby collaterally assigns and pledges to the Notes Collateral Agent, its successors and assigns, for the benefit of the Noteholder Secured Parties, and hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Noteholder Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under:
(a)(i)  the Equity Interests owned by such Grantor on the date such Grantor becomes party to this Agreement, including those listed opposite the name of such Grantor on Schedule II hereto, (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates or other instruments representing all such Equity Interests (if any) (collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include any Excluded Equity Interests;
(b)(i) the debt securities owned by such Grantor on the date such Grantor becomes party to this Agreement, including those listed opposite the name of such Grantor on Schedule II hereto, (ii) any debt securities in the future issued to or otherwise acquired by such Grantor and (iii) the promissory notes and any other instruments evidencing all such debt securities (collectively, the “Pledged Debt Securities”); provided that, such Pledged Debt Securities shall not include any Pledged Debt Securities constituting Excluded Assets;
(c)subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above;
(d)subject to Section 2.05, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and
(e)all Proceeds of any of the foregoing to the extent such Proceeds would constitute property referred to in clauses (a) through (d) above (the items referred to in clauses (a) through (e) of this Section 2.01 being collectively referred to as the “Pledged Collateral”).
Notwithstanding the foregoing, in no event shall the pledge under this Section 2.01 attach to any Excluded Asset.
SECTION 2.02    Delivery of the Pledged Collateral. (a) Subject to the Pari Passu Intercreditor Agreement, each Grantor will promptly deliver to the Notes Collateral Agent (or its non-fiduciary agent or designee) upon execution of this Agreement or issuance to or acquisition by such Grantor of any applicable certificates or instruments after the Issue Date, as applicable, all certificates or instruments, now or hereafter acquired, if any, representing or evidencing the Pledged Collateral to the extent such certificates evidence certificated securities, together with duly executed instruments of transfer or assignments in blank.
(b)    Except as otherwise addressed in Section 3.03(b) herein, if any amount payable with respect to any Indebtedness owed to any Grantor shall be or become evidenced by any promissory note (which may be a global note) (other than any promissory note in an aggregate principal amount of less than $20,000,000 owed to the applicable Grantor by any Person), such note or instrument (other than checks received in the ordinary course of business) shall be promptly delivered to the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, together with an undated instrument of transfer duly executed in blank and in a manner reasonably satisfactory to the Notes Collateral Agent.
(c)    Upon delivery to the Notes Collateral Agent, (i) any certificate or promissory note representing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly executed in blank and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed attached to, and shall supplement, Schedule II hereto and be made a part hereof; provided, that failure to provide any such schedule hereto shall not be a Default nor shall it affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
SECTION 2.03    Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, that:
(a)as of the date hereof, Schedule II hereto sets forth a true and complete list, with respect to each Grantor, of (i) all the Pledged Equity Interests owned by such Grantor in the Issuer, any Intermediate Parent or any other Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;
(b)the Pledged Equity Interests and the Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally; provided that the foregoing representations, insofar as they relate to the Pledged Collateral issued by a Person other than Holdings, any Intermediate Parent, the Issuer or any Subsidiary, are made to the knowledge of the Grantors;
(c)except for the security interests granted hereunder and under any other Notes Documents, each of the Grantors (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II hereto as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 4.12 of the Indenture and transfers made in compliance with the Indenture, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens permitted pursuant to Section 4.12 of the Indenture and transfers made in compliance with the Indenture, and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Notes Documents and Liens permitted pursuant to Section 4.12 of the Indenture), however arising, of all Persons whomsoever;
(d)except for restrictions and limitations imposed or permitted by the Notes Documents, Applicable Nuclear Laws or securities laws generally, the Pledged Equity Interests and, to the extent issued by Holdings, any Intermediate Parent, the Issuer or any Subsidiary, the Pledged Debt Securities are and will continue to be freely transferable and assignable, and none of the Pledged Equity Interests and, to the extent issued by Holdings, any Intermediate Parent, the Issuer or any Subsidiary, none of the Pledged Debt Securities are or will be subject to any option, right of first refusal, shareholders agreement or Organizational Document provisions of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Noteholder Secured Parties in any material respect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Notes Collateral Agent of rights and remedies hereunder;
(e)each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
(f)by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Notes Collateral Agent in accordance with this Agreement, the Notes Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Notes Obligations; and
(g)subject to the terms of this Agreement and the Pari Passu Intercreditor Agreement and to the extent permitted by applicable law, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with the instructions of the Notes Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity Interests hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.
SECTION 2.04    Registration in Nominee Name; Denominations. Subject to the Pari Passu Intercreditor Agreement, if an Event of Default shall have occurred and is continuing and the Notes Collateral Agent shall have notified the Grantors in writing of its intent to exercise such rights, the Notes Collateral Agent, on behalf of the Noteholder Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Notes Collateral Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the Notes Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. Upon the occurrence and during the continuance of an Event of Default, the Notes Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

SECTION 2.05    Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and is continuing and the Notes Collateral Agent shall have notified the Grantors in writing that their rights under this Section 2.05 are being suspended:
(i)each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Notes Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Notes Collateral Agent or the other Noteholder Secured Parties under this Agreement or any other Notes Document or the ability of the Noteholder Secured Parties to exercise the same, unless such exercise of rights and powers is in connection with an action permitted under the Indenture and the other Notes Documents;
(ii)the Notes Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, at such Grantor’s sole expense, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section; and
(iii)each Grantor shall be entitled to receive and retain any and all dividends, interest, principal, premium and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal, premium and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Notes Documents and applicable laws; provided that any noncash dividends, interest, principal, premium or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall be, subject to the Pari Passu Intercreditor Agreement, held in trust for the benefit of the Trustee and the other Noteholder Secured Parties and shall be forthwith delivered to the Notes Collateral Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Notes Collateral Agent). So long as no Event of Default has occurred and is continuing, the Notes Collateral Agent, at such Grantor’s sole expense, shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any sale, transfer, disposition, exchange or redemption of such Pledged Securities permitted by the Indenture in accordance with this Section 2.05(a)(iii), subject to receipt by the

Notes Collateral Agent of a certificate of a Responsible Officer of the Issuer with respect thereto and other documents reasonably requested by the Notes Collateral Agent.
(b)Upon the occurrence and during the continuance of an Event of Default, after the Notes Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.05, all rights of any Grantor to dividends, interest, principal, premium or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Notes Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal, premium or other distributions, subject to the Pari Passu Intercreditor Agreement. All dividends, interest, principal, premium or other distributions received by any Grantor upon the occurrence and during the continuance of an Event of Default contrary to the provisions of this Section 2.05 shall be, subject to the terms of the Pari Passu Intercreditor Agreement, held for the benefit of the Notes Collateral Agent and the other Noteholder Secured Parties and shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Notes Collateral Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Notes Collateral Agent). Any and all money and other property paid over to or received by the Notes Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Notes Collateral Agent in an account to be established by the Notes Collateral Agent upon receipt of such money or other property and, to the extent so received, shall, subject to any applicable Intercreditor Agreement entered into pursuant to the Indenture, be applied in accordance with the provisions of Section 6.13 of the Indenture. After all Events of Default have been cured or waived and the Issuer has delivered to the Notes Collateral Agent a certificate of a Responsible Officer of the Issuer to that effect, the Notes Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal, premium or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.
(c)Upon the occurrence and during the continuance of an Event of Default, and upon three (3) Business Days’ notice to the Issuer or the applicable Grantor of the suspension of such Grantor’s rights under paragraph (a)(i) of this Section 2.05, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Notes Collateral Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and, subject to the Pari Passu Intercreditor Agreement, all such rights shall thereupon become vested in the Notes Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers. After all Events of Default have been cured or waived and the Issuer has delivered to the Notes Collateral Agent a certificate of a Responsible Officer of the Issuer to that effect, all rights vested in the Notes Collateral Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05.

(d)Any notice given by the Notes Collateral Agent to the Grantors, as applicable, suspending their rights under paragraph (a) of this Section 2.05 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.05 in part without suspending all such rights (as specified by the Notes Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Notes Collateral Agent’s rights to give additional notices from time to time suspending other rights; provided that the Notes Collateral Agent shall only give any such notice if an Event of Default has occurred and is continuing.
SECTION 2.06    Article 8 Opt-In. No Grantor shall take any action to cause any membership interest, partnership interest, or other equity interest of any limited liability company or limited partnership owned or controlled by any Grantor comprising Collateral to be or become a “security” within the meaning of, or to be governed by Article 8 of the UCC as in effect under the laws of any state having jurisdiction and shall not cause or permit any such limited liability company or limited partnership to “opt in” or to take any other action seeking to establish any membership interest, partnership interest or other equity interest of such limited liability company or limited partnership comprising the Collateral as a “security”, without such security being a certificated security, and in each case, unless such Grantor (i) delivers all certificates evidencing such interest to the Notes Collateral Agent in accordance with and as required by Section 2.02 and (ii) provides the Notes Collateral Agent with control (as defined in Article 8-106 of the UCC) of any such security.
ARTICLE III

Security Interests in Personal Property
SECTION 3.01    Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Notes Obligations, each Grantor hereby pledges, assigns and grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Noteholder Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, regardless of where located (collectively, the “Article 9 Collateral”):
(i)all Accounts;
(ii)all Chattel Paper;
(iii)all Deposit Accounts;
(iv)all Documents;
(v)all Equipment;
(vi)all General Intangibles, including all Intellectual Property;

(vii)all Instruments;
(viii)all Inventory;
(ix)all other Goods;
(x)all Investment Property;
(xi)all Letter-of-Credit Rights;
(xii)all Commercial Tort Claims specifically described on Schedule IV hereto, as such schedule may be supplemented from time to time pursuant to Section 3.04(c);
(xiii)all books and records pertaining to the Article 9 Collateral; and
(xiv)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that in no event shall the Security Interest attach to (A) any Excluded Asset (including any Excluded Equity Interest), or (B) any asset owned by any Grantor that the Issuer and the Notes Collateral Agent shall have agreed in writing to exclude from being Article 9 Collateral on account of the cost of creating a security interest in such asset hereunder being excessive in view of the benefits to be obtained by the Noteholder Secured Parties therefrom. It is understood that, to the extent the Security Interest shall not have attached to any such asset as a result of clauses (A) or (B) above, the term “Article 9 Collateral” shall not include any such asset; provided, however, that Article 9 Collateral shall include any Proceeds, substitutions or replacements of any of the foregoing (unless such Proceeds, substitutions or replacements would constitute property referred to in clauses (A) or (B)).

(b)Each Grantor will file or cause the filing of and hereby irrevocably authorizes, but nothing in this Agreement obligates, the Notes Collateral Agent to file for the benefit of the Noteholder Secured Parties at any time and from time to time to file in any relevant U.S. jurisdiction any financing statements, with respect to the Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner necessary or advisable, or that the Notes Collateral Agent reasonably determines to be necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the UCC for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Notes Collateral Agent promptly upon request.
Each Grantor further authorizes, but nothing in this Agreement obligates, the Notes Collateral Agent to file the Copyright Security Agreement, Patent Security Agreement and

Trademark Security Agreement with the United States Patent and Trademark Office or United States Copyright Office (or any successor office in the United States, but not any office in any other country), as applicable, and any such additional documents pursuant to Section 3.05(b) as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of Patents, Trademarks or Copyrights registered or applied-for in the United States, granted by each Grantor and naming any Grantor or the Grantors as debtors and the Notes Collateral Agent as Noteholder Secured Party.
The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Notes Collateral Agent or any other Noteholder Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral. Each Grantor shall also file or cause the filing of, and the Notes Collateral Agent is further authorized to file, the Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement with the United States Patent and Trademark Office or United States Copyright Office (or any successor office in the United States, but not any office in any other country), as applicable, and any such additional documents pursuant to Section 3.05(b) as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of Patents, Trademarks or Copyrights registered or applied-for in the United States, granted by each Grantor and naming any Grantor or the Grantors as debtors and the Notes Collateral Agent as Noteholder Secured Party.
SECTION 3.02    Representations and Warranties. The Grantors jointly and severally represent and warrant to the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, that:
(a)each Grantor has good title or valid leasehold interests in the Article 9 Collateral (except for Intellectual Property) with respect to which it has purported to grant a Security Interest hereunder free and clear of any Liens, (i) except for Liens expressly permitted pursuant to Section 4.12 of the Indenture and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case to the extent the failure to have such good title or valid leasehold interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;
(b)the Perfection Certificate based on the schedules hereto has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Issue Date. The UCC financing statements or other appropriate filings, recordings or registrations prepared based upon the information provided in the schedules hereto for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Issuer to the Notes Collateral Agent after the Issue Date in the case of filings, recordings or registrations required by Section 4.17 of the Indenture) are all the filings, recordings and registrations (other than filings, recordings and registrations, if any, required to be made in the United States Patent and Trademark Office or the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks or Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by such filing, recording or registration in the United States, and as of the date hereof, no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary for such purpose, except as provided under applicable law with respect to the filing of continuation statements (and other than filings, if any, which shall be made in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, to record the Security Interest in Article 9 Collateral consisting of issued, registered or applied-for United States Patents, Trademarks or Copyrights, in each case whether existing as of the date hereof or filed, acquired or developed by a Grantor after the date hereof). The Grantors represent and warrant that, if applicable, a fully executed Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, in each case containing a list of the Article 9 Collateral consisting of United States registered Patents, United States registered Trademarks and United States registered Copyrights (and applications for any of the foregoing), as applicable, have been executed and delivered by each Grantor owning any such Article 9 Collateral and will be promptly recorded with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, to evidence or establish a legal, valid and perfected security interest in favor of the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, in respect of all Article 9 Collateral consisting of registered and applied-for Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States Patent and Trademark Office or the United States Copyright Office, as applicable. Other than the filings described in this Section 3.02(b), no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied-for Patents, Trademarks and Copyrights, in each case, acquired or developed by any Grantor after the date hereof);
(c)the Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Notes Obligations, (ii) subject to the filings described in paragraph (b) of this Section 3.02 (including payment of applicable fees in connection therewith), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the applicable jurisdiction in the United States pursuant to the UCC, and (iii) subject to the filings described in paragraph (b) of this Section 3.02, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a Patent Security Agreement, a Trademark Security Agreement

or a Copyright Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to Section 4.12 of the Indenture;
(d)as of the Issue Date, Schedule III hereto sets forth a true and complete list, with respect to each Grantor, of (i) all of such Grantor’s Patents and Trademarks applied for or issued or registered with the United States Patent and Trademark Office, including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each such Patent or Trademark and (ii) all of such Grantor’s Copyrights applied for or registered with the United States Copyright Office, including the name of the registered owner and the registration number of each such Copyright; and

(e)none of the Grantors has filed or consented to (i) the filing of any financing statement or analogous document, in each case with respect to a Lien, under the UCC or any other applicable laws covering any Article 9 Collateral, or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, except, in each case, for Liens expressly permitted pursuant to Section 4.12 of the Indenture.

SECTION 3.03    Covenants. (a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to (i) defend title to the Article 9 Collateral (other than Intellectual Property, which is governed by Section 3.05) against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and (ii) defend the Security Interest of the Notes Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien, in each case subject to (w) the terms of any applicable intercreditor agreement contemplated by the Indenture, (x) Liens permitted pursuant to Section 4.12 of the Indenture, (y) transfers made in compliance with the Indenture and (z) the rights of such Grantor under Sections 13.03 and 13.08 of the Indenture, as applicable, and corresponding provisions of the Collateral Documents to obtain a release of the Liens created under the Collateral Documents.
(b)Subject to Section 3.03(e) of this Agreement, each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such instruments and documents and take all such actions as may from time be necessary, to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any reasonable and documented and invoiced out-of-pocket fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note (which may be a global note) or other instrument (other than any promissory note or other instrument in an aggregate principal amount of less than $20,000,000 owed to the applicable Grantor by any Person), such note or instrument shall, subject to the Pari Passu Intercreditor Agreement, be promptly delivered to the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, together with an undated instrument of transfer duly executed in blank and in a manner reasonably satisfactory to the Notes Collateral Agent.
(c)At its option, the Notes Collateral Agent may, with three (3) Business Day’s prior written notice to the Issuer, discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 4.12 of the Indenture, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture, this Agreement or any other Notes Document and within a reasonable period of time after the Notes Collateral Agent has reasonably requested that it do so; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Notes Collateral Agent or any Noteholder Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Notes Documents.
(d)Each Grantor shall remain liable, as between such Grantor and the relevant counterparty under each contract, agreement or instrument relating to the Article 9 Collateral, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or instrument, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Notes Collateral Agent and the other Noteholder Secured Parties from and against any and all liability for such performance. The exercise by the Notes Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under each contract, agreement or instrument relating to the Article 9 Collateral unless the Notes Collateral Agent has expressly in writing assumed such duties and obligations and each Grantor jointly and severally agrees to indemnify and hold harmless the Notes Collateral Agent and the other Noteholder Secured Parties from and against any and all liability for such performance.
(e)Notwithstanding anything herein to the contrary, it is understood that no Grantor shall be required by this Agreement to better assure, preserve, protect or perfect the Security Interest created hereunder by any means other than (i) filings (including financing statements) pursuant to the UCC in the office of the Secretary of State (or similar central filing office) of the relevant states or other jurisdictions, (ii) filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), in respect of registered or applied-for Patents, Trademarks or Copyrights, (iii) in the case of Collateral that constitutes Pledged Securities, Instruments, certificated securities (in each case not credited to a Securities Account), Tangible Chattel Paper or Negotiable Documents (other than those Instruments or Negotiable Documents held in the ordinary course of business), delivery thereof to the Notes Collateral Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment) and (iv) other actions to the extent required by Section 3.03(b) (solely with respect to the second sentence thereof) or Section 3.04 hereunder. No Grantor shall be required to (i) complete any filings or other action with respect to the better assurance, preservation, protection or perfection of the security interests created hereby in any jurisdiction outside of the United States or enter into any security document governed by the laws of a jurisdiction other than the United States, or to reimburse the Notes Collateral Agent for any costs incurred in connection with the same or (ii) deliver control agreements with respect to, or confer perfection by “control” over, any Deposit Accounts, Securities Accounts or Commodity Accounts.
SECTION 3.04    Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Notes Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:
(a)Instruments. If any Grantor shall at any time hold or acquire any Instruments (other than Instruments with a face amount of less than $20,000,000 individually and other than checks to be deposited in the ordinary course of business), such Grantor shall, subject to the Pari Passu Intercreditor Agreement, promptly endorse, assign and deliver the same to the Notes Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank and in a manner reasonably satisfactory to the Notes Collateral Agent.
(b)Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities (other than certificated securities with a value of less than $20,000,000 individually), such Grantor shall, subject to the Pari Passu Intercreditor Agreement, forthwith endorse, assign and deliver the same to the Notes Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank and in a manner reasonably satisfactory to the Notes Collateral Agent.
(c)Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim (in respect of which a complaint or counterclaim has been filed by or on behalf of such Grantor) seeking damages in an amount reasonably estimated to exceed $20,000,000, such Grantor shall promptly notify the Notes Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and Schedule IV hereto shall be deemed to be supplemented to include such description of such Commercial Tort Claim as set forth in such writing.
SECTION 3.05    Covenants Regarding Patent, Trademark and Copyright Collateral
(a)Except to the extent a failure to act under this Section 3.05(a) could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition thereof, with respect to the registration or pending application of each item of its Intellectual Property for which such Grantor has standing and ability to do so, each Grantor agrees to take commercially reasonable steps to (i) maintain the validity and enforceability of any United States registered Intellectual Property (or applications therefor) that is material to the conduct of such Grantor’s business and to maintain such registrations and applications of such Intellectual Property in full force and effect and (ii) pursue the registration and maintenance of each patent, trademark or copyright registration or application included in the Intellectual Property of such Grantor that is material to the conduct of such Grantor’s business. Grantor shall take commercially reasonable steps to defend title to and ownership of any Intellectual Property that is owned by such Grantor and is material to the conduct of such Grantor’s business. Notwithstanding the foregoing, nothing in this Section 3.05 shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue or enforce or otherwise allowing to lapse, terminate, be invalidated or put into the public domain any of its registered or applied-for Intellectual Property that is no longer used or useful, or economically practicable to maintain, or if such Grantor determines in its reasonable business judgment that such discontinuance or such other action is desirable in the conduct of its business.
(b)Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Issue Date (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property shall automatically become Intellectual Property subject to the terms and conditions of this Agreement, except, with respect to each of (i) and (ii) above, if such Intellectual Property is acquired under a license from a third party under which a security interest would not be permitted. For the avoidance of doubt, a security interest shall not be granted in any Intellectual Property that constitutes an Excluded Asset.
(c)Each Grantor, either itself or through any agent, employee, licensee or designee, shall (i) no later than five (5) Business Days after financial statements are required to be delivered pursuant to Section 4.03(a)(1) of the Indenture, deliver to the Notes Collateral Agent a schedule setting forth all of such Grantor's issued, registered and applied-for, as applicable, United States Patents, Trademarks and Copyrights, that are not listed on Schedule III hereto or on a schedule previously provided to the Notes Collateral Agent pursuant to this Section 3.05(b), and (ii) promptly execute, file with the United States Patent and Trademark Office or United States Copyright Office, as may be applicable, and deliver to the Notes Collateral Agent a Patent Security Agreement, Trademark Security Agreement or Copyright Security Agreement, as applicable, in respect of such United States Patents, Trademarks and Copyrights.
ARTICLE IV

Remedies
SECTION 4.01    Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver, on demand, each item of Collateral to the Notes Collateral Agent or any Person designated by the Notes Collateral Agent, and it is agreed that the Notes Collateral Agent shall have the right, subject to the Pari Passu Intercreditor Agreement, to exercise all remedies available to a secured party under the UCC and other applicable law, subject to Applicable Nuclear Laws, and to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable

Grantors to the Notes Collateral Agent, in each case of the foregoing for the benefit of the Noteholder Secured Parties, in connection with the Notes Collateral Agent's exercise of its remedies hereunder, and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and the Pledged Collateral and enter any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Notes Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Notes Collateral Agent shall deem appropriate. The Notes Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Notes Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Notes Collateral Agent shall give the applicable Grantors no less than 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Notes Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Notes Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Notes Collateral Agent may (in its sole and absolute discretion) determine. The Notes Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Notes Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Notes Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Notes Collateral Agent and the other Noteholder Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Noteholder Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Noteholder Secured Party from any Grantor as a credit against the purchase price, and such Noteholder Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Notes Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Notes Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Notes Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Notes Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercial reasonableness standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
SECTION 4.02    Application of Proceeds. Subject to the terms of any applicable Intercreditor Agreement then in effect and contemplated by the Indenture, the Notes Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in the order specified in Section 6.13 of the Indenture (the term “Trustee” as used therein being understood to refer to the Notes Collateral Agent for purposes of this Section 4.02).
The Notes Collateral Agent shall have sole discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Notes Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Notes Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Notes Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Notes Collateral Agent shall have no liability to any of the Noteholder Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Notes Obligations.
SECTION 4.03    Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Notes Collateral Agent if the Notes Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Notes Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Notes Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Notes Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Notes Collateral Agent has determined that such a registration is not required by any Requirements of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Notes Collateral Agent and the other Noteholder Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Notes Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Notes Collateral Agent sells
SECTION 4.04     Grant of License to Use Intellectual Property. For the exclusive purpose of enabling the Notes Collateral Agent to exercise rights and remedies under this Agreement at such time as the Notes Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor shall, upon prior written request by the Notes Collateral Agent at any time during the continuance of an Event of Default, grant to the Notes Collateral Agent a nonexclusive, non-transferable irrevocable, royalty-free, limited license (until the termination or cure of the Event of Default) to use any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that nothing in this Section 4.04 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document with respect to such Intellectual Property, or gives any third party any right of acceleration, modification, termination or cancellation in any such document, or otherwise unreasonably prejudices the value of such Intellectual Property to the relevant Grantor; provided further that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. For the avoidance of doubt, the use of such license by the Notes Collateral Agent may be exercised solely during the continuation of an Event of Default and upon termination of the Event of Default; such license to the Intellectual Property shall automatically and immediately terminate and any Intellectual Property in the possession of the Notes Collateral Agent shall be returned to such Grantor.
ARTICLE V
Miscellaneous
SECTION 5.01    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 12.02 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of Holdings as provided in Section 12.02 of the Indenture.
SECTION 5.02    Waivers; Amendment. (a) No failure or delay by the Notes Collateral Agent or any other Noteholder Secured Party in exercising any right or power hereunder or under any other Notes Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Notes Collateral Agent and the Noteholder Secured Parties hereunder and under the other Notes Documents are cumulative and are not exclusive of any rights or remedies that the Notes Collateral Agent or the other Noteholder Secured Parties would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.
(b)Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Notes Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply in accordance with Article 9 of the Indenture.
SECTION 5.03    Notes Collateral Agent’s Fees and Expenses; Indemnity; Exculpation. The provisions of Sections 7.07 and 13.09(aa) of the Indenture are incorporated herein by reference, mutatis mutandis.
SECTION 5.04    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor or the Notes Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
SECTION 5.05    Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in this Agreement or any other Notes Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Notes Document shall be considered to have been relied upon by the Noteholder Secured Parties and shall survive the execution and delivery of the Notes Documents, regardless of any investigation made by or on behalf of any Noteholder Secured Party and notwithstanding that the Notes Collateral Agent, Trustee or any other Noteholder Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Indenture or any other Notes Document, and shall be in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 5.13 below.
SECTION 5.06    Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “execute,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formulations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Notes Collateral Agent and a counterpart hereof shall have been executed on behalf of the Notes Collateral Agent, and thereafter shall be binding upon such Grantor and the Notes Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Notes Collateral Agent and the other Noteholder Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
SECTION 5.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 5.08    [Reserved.]
SECTION 5.09    Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
(b)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Notes Collateral Agent or the Noteholder Secured Parties may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its respective properties in the courts of any jurisdiction.
(c)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in any Notes Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e)Each Grantor hereby irrevocably designates, appoints and empowers the Issuer as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding and the Issuer hereby accepts such designation and appointment.
SECTION 5.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO

(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.
SECTION 5.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 5.12    Security Interest Absolute. All rights of the Notes Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Notes Document, any agreement with respect to any of the Notes Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Notes Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Notes Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Notes Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Notes Obligations or this Agreement.
SECTION 5.13    Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate automatically upon the discharge of the Notes Obligations.
(b)The Security Interest and all other security interests granted hereby shall also automatically terminate and be released at the time or times and in the manner set forth in Sections 13.03 and 13.08 of the Indenture, as applicable.
(c)In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Notes Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release so long as the applicable Grantor shall have provided the Notes Collateral Agent such certifications or documents as the Notes Collateral Agent shall reasonably request in order to demonstrate compliance with this Section 5.13. Any execution and delivery of documents by the Notes Collateral Agent pursuant to this Section shall be without recourse to, representation or warranty by the Notes Collateral Agent or any other Noteholder Secured Party.
SECTION 5.14    Additional Subsidiaries. As required under Section 4.15 of the Indenture, the Grantors shall cause each Intermediate Parent and each Restricted

Subsidiary that is not an Excluded Subsidiary, or any other Restricted Subsidiary that the Issuer, at its option, elects to become a Grantor, to execute and deliver to the Notes Collateral Agent a Grantor Supplement and a Perfection Certificate (or a supplement thereof) regarding such Intermediate Parent or Restricted Subsidiary. Upon execution and delivery of such documents to the Notes Collateral Agent, any such Intermediate Parent or Subsidiary shall become a Grantor, as applicable, hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument or document shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
SECTION 5.15    Notes Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby makes, constitutes and appoints the Notes Collateral Agent (and all officers, employees or agents designated by the Notes Collateral Agent) the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Notes Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until termination of this Agreement in accordance with Section 5.13) and coupled with an interest. Without limiting the generality of the foregoing, the Notes Collateral Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and, other than in the case of any Event of Default arising under Section 6.01(a)(6) or 6.01(a)(7) of the Indenture, written notice by the Notes Collateral Agent to the Issuer of its intent to exercise such rights, with full power of substitution either in the Notes Collateral Agent’s name or in the name of such Grantor: (a) to receive, indorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) upon prior written notice to the Issuer (other than in the case of any Event of Default arising under Section 6.01(a)(6) or 6.01(a)(7) of the Indenture), to send verifications of accounts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) upon prior written notice to the Issuer (other than in the case of any Event of Default arising under Section 6.01(a)(6) or 6.01(a)(7) of the Indenture), to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Notes Collateral Agent; (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Notes Collateral Agent were the absolute owner of the Collateral for all purposes, and (i) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, indorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; provided that nothing herein contained shall be construed as requiring or obligating the Notes Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Notes Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Notes Collateral Agent and the other Noteholder Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their controlled Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact, in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment.
SECTION 5.16    Intercreditor Agreements Govern. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Notes Collateral Agent for the benefit of the Noteholder Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Notes Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of the Pari Passu Intercreditor Agreement and any other intercreditor agreement, if and to the extent applicable and/or in effect. In the event of any conflict between the terms of the Pari Passu Intercreditor Agreement and the terms of such other intercreditor agreement and the terms of this Agreement, the terms of the Pari Passu Intercreditor Agreement and such other intercreditor agreement, as applicable, shall govern.
SECTION 5.17    Delivery to Credit Agreement Collateral Agent. Notwithstanding anything herein to the contrary, prior to the Discharge of Credit Agreement Obligations (as defined in the Pari Passu Intercreditor Agreement), to the extent any Grantor is required hereunder to indorse, assign or deliver Collateral to the Notes Collateral Agent for any purpose and is unable to do so as a result of having previously indorsed, assigned or delivered such Collateral to the Credit Agreement Collateral Agent (as defined in the Pari Passu Intercreditor Agreement) in accordance with the terms of the Pari Passu Intercreditor Agreement, such Grantor’s obligations hereunder with respect to such indorsement, assignment or delivery shall be deemed satisfied by the indorsement, assignment or delivery in favor of or to the Credit Agreement Collateral Agent, acting as a gratuitous bailee of the Notes Collateral Agent.
SECTION 5.18     No Liability. The Notes Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Notes Collateral Agent’s Lien thereon, the Perfection Certificate or any other certificate prepared by any Issuer or any Grantor in connection therewith and the Notes Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Notes Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Notes Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Notes Collateral Agent in good faith.
SECTION 5.19    Concerning the Notes Collateral Agent. Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Notes Collateral Agent under the Indenture and in acting hereunder shall be entitled to all of the rights, privileges, immunities and indemnities granted to it under the Indenture, as if such rights, privileges, immunities and indemnities were set forth herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SOTERA HEALTH COMPANY, as Holdings
By: /s/ Jonathan M. Lyons
Name:    Jonathan M. Lyons
Title:     Senior Vice President and Chief Financial Officer
SOTERA HEALTH HOLDINGS, LLC, as Issuer
By: /s/ Jason C. Peterson
Name:    Jason C. Peterson
Title:     Vice President and Treasurer
SOTERA HEALTH LLC, as a Grantor
By: /s/ Jonathan M. Lyons
Name:    Jonathan M. Lyons
Title:     Senior Vice President and Chief Financial Officer
STERIGENICS U.S., LLC, as a Grantor
By: /s/ Jason C. Peterson
Name:    Jason C. Peterson
Title:    Vice President and Treasurer
NELSON LABORATORIES, LLC, as a Grantor
By: /s/ Joseph A. Shrawder
Name:    Joseph A. Shrawder
Title:    President

[Signature Page to Security Agreement]

SOTERA HEALTH SERVICES, LLC, as a Grantor
By: /s/ Jason C. Peterson
Name:    Jason C. Peterson
Title:    Vice President and Treasurer
STERIGENICS RADIATION TECHNOLOGIES HOLDINGS, LLC, as a Grantor
By: /s/ Alan Crompton
Name:     Alan Crompton
Title:     Vice President, Treasurer and Secretary
STERIGENICS RADIATION TECHNOLOGIES, LLC, as a Grantor
By: /s/ Alan Crompton
Name:     Alan Crompton
Title:     Vice President, Treasurer and Secretary
NELSON LABORATORIES HOLDINGS, LLC, as a Grantor
By: /s/ Joseph A. Shrawder
Name:     Joseph A. Shrawder
Title:     President
NELSON LABORATORIES FAIRFIELD HOLDINGS, LLC, as a Grantor
By: /s/ Joseph A. Shrawder
Name:     Joseph A. Shrawder
Title:     President

[Signature Page to Security Agreement]

STERIGENICS RADIATION TECHNOLOGIES IN, INC., as a Grantor
By: /s/ Alan Crompton
Name:     Alan Crompton
Title:     Vice President, Treasurer and Secretary
NELSON LABORATORIES BOZEMAN, LLC, as a Grantor
By: /s/ Joseph A. Shrawder
Name:     Joseph A. Shrawder
Title:     President
NELSON LABORATORIES FAIRFIELD, INC., as a Grantor
By: /s/ Joseph A. Shrawder
Name:     Joseph A. Shrawder
Title:     President and Chief Executive Officer
REGULATORY COMPLIANCE ASSOCIATES INC. as a Grantor
By: /s/ Joseph A. Shrawder
Name:     Joseph A. Shrawder
Title:     President

[Signature Page to Security Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent
By: /s/ Iris Munoz
Name: Iris Munoz
Title:     Assistant Vice President

[Signature Page to Security Agreement]

[Signature Page to Security Agreement]

Schedule I to the
Notes Security Agreement
GRANTORS

1.Sotera Health Company
2.Sotera Health Holdings, LLC
3.Sotera Health LLC
4.Sterigenics U.S., LLC
5.Nelson Laboratories, LLC
6.Sotera Health Services, LLC
7.Sterigenics Radiation Technologies Holdings, LLC
8.Sterigenics Radiation Technologies, LLC
9.Nelson Laboratories Holdings, LLC
10.Nelson Laboratories Fairfield Holdings, LLC
11.STERIGENICS RADIATION TECHNOLOGIES IN, INC.
12.Nelson Laboratories Bozeman, LLC
13.Nelson Laboratories Fairfield, Inc.
14.Regulatory Compliance Associates Inc.

Schedule II to the
Notes Security Agreement
PLEDGED EQUITY INTERESTS
[omitted pursuant to Reg S-K 601(a)(5)]

PLEDGED DEBT SECURITIES
[omitted pursuant to Reg S-K 601(a)(5)]

The Second Amended and Restated Intercompany Note, dated December 13, 2019, by and between each of the Restricted Subsidiaries, each as a Payor and as a Payee, as amended from time to time.

Schedule III to the
Notes Security Agreement
INTELLECTUAL PROPERTY

COPYRIGHTS

Company	Title	Registration Number	Registration Date
Nelson Laboratories, LLC	JARIT final report : independent laboratory test results on cleaning and sterilization of JARIT reusable endoscopic instruments.	TX0003560611	8/20/1993

PATENTS

Title	Registered Owner/Applicant	Application No./ Patent No.	Filing Date/ Issue Date
Bio-Derived Polymers Having Improved Processability and Method for the Production Thereof[1]	Sterigenics U.S., LLC and Pennsylvania College of Technology	14/237989 9,790,335	5/13/2011 (parent PCT filing date); 2/10/2014 (national stage entry date) 10/17/2017

TRADEMARKS

Title	Registered Owner/Applicant	Application No./ Registration No.	Filing Date/ Registration Date
CYCLEONE[2]	Sotera Health Holdings, LLC	78/192939 2883082	12/10/2002 9/7/2004
1 This patent application is excluded from collateral; it is co-owned with Pennsylvania College of Technology and is subject to a joint ownership agreement.
2 This registration is not being maintained and will be canceled in due course.

EOSTAT	Sotera Health Holdings, LLC	78/192942 2839257	12/10/2002 5/4/2004
GAMMASTAT	Sotera Health Holdings, LLC	75/031303 2017700	11/14/1995 11/19/1996
S LOGO	Sotera Health Holdings, LLC	76/527402 2878762	6/23/2003 8/31/2004
STERIGENICS	Sotera Health Holdings, LLC	75/494932 2247799	6/2/1998 5/25/1999
STERIPRO	Sotera Health Holdings, LLC	75/494839 2294781	6/2/1998 11/23/1999
STERIGENICS GPS GLOBAL PROCESSING STATUS	Sotera Health Holdings, LLC	85/778207 4499133	11/13/2012 3/18/2014
SURGICYCLE	Sotera Health Holdings, LLC	78/329332 2901835	11/18/2003 11/9/2004
VERICYCLE	Sotera Health Holdings, LLC	86/505841 4807607	1/16/2015 9/8/2015
STERIGENICS GPS	Sotera Health Holdings, LLC	85/778214 4499134	11/13/2012 3/18/2014
EXCELL	Sotera Health Holdings, LLC	86/941150 5127205	3/15/2016 1/24/2017
BECAUSE EVERY TEST MATTERS	Sotera Health Holdings, LLC	86/305614 4671346	6/10/2014 1/13/2015
NELSON LABORATORIES	Sotera Health Holdings, LLC	87/506192 5457294	6/26/2017 5/1/2018
NELSON LABS	Sotera Health Holdings, LLC	87/492473 5566779	6/16/2017 9/18/2018
SOTERA HEALTH LOGO	Sotera Health Holdings, LLC	87/636332 5788573	10/6/2017 6/25/2019

SOTERA HEALTH LOGO	Sotera Health Holdings, LLC	87/636328 5788572	10/6/2017 6/25/2019
SOTERA HEALTH LOGO	Sotera Health Holdings, LLC	87/636325 5776362	10/6/2017 6/11/2019
SOTERA HEALTH LOGO	Sotera Health Holdings, LLC	87/636321 5921491	10/6/2017 11/26/2019
SOTERA HEALTH LOGO	Sotera Health Holdings, LLC	87/636316 5921490	10/6/2017 11/26/2019
SOTERA HEALTH LOGO	Sotera Health Holdings, LLC	87/636262 5758487	10/6/2017 5/21/2019
SOTERA HEALTH LOGO	Sotera Health Holdings, LLC	87/636259 5758486	10/6/2017 5/21/2019
SOTERA HEALTH LOGO	Sotera Health Holdings, LLC	87/636256 5788571	10/6/2017 6/25/2019
SOTERA HEALTH LOGO	Sotera Health Holdings, LLC	87/636254 5758485	10/6/2017 5/21/2019
SOTERA HEALTH LOGO	Sotera Health Holdings, LLC	87/636248 6008373	10/6/2017 3/10/2020
SAFEGUARDING GLOBAL HEALTH	Sotera Health Holdings, LLC	87/679517 5814254	11/10/2017 7/23/2019

SAFEGUARDING GLOBAL HEALTH	Sotera Health Holdings, LLC	87/679515 5962048	11/10/2017 1/14/2020
SAFEGUARDING GLOBAL HEALTH	Sotera Health Holdings, LLC	87/679514 5814253	11/10/2017 7/23/2019
SAFEGUARDING GLOBAL HEALTH	Sotera Health Holdings, LLC	87/679511 5636034	11/10/2017 12/25/2018
Experience Scientific Expertise with Montana Hospitality[3]	Nelson Laboratories Bozeman, LLC	77/290433 3422725	9/27/2007 5/6/2008
GIBRALTAR LABS[4]	Sotera Health Holdings, LLC	Application Number: 97842247 Intent to Use	03/16/2023
WELLNESS FOR BUSINESS	Regulatory Compliance Associates Inc.	85/163699 4023891	10/28/2010 9/6/2011
REGULATORY COMPLIANCE ASSOCIATES	Regulatory Compliance Associates Inc.	85/768941 4367542	11/1/2012 7/16/2013
NELSON LABS TESTED	Sotera Health Holdings, LLC	97206469	1/6/2022
NELSON LABS VERIFIED	Sotera Health Holdings, LLC	97206470	1/6/2022

3 This trademark will be lapsed but will not expire until 2028.
4 This trademark application is excluded from the collateral as it is an intent-to-use application.

Schedule IV to the
Notes Security Agreement
COMMERCIAL TORT CLAIMS
None.

Exhibit I to the
Notes Security Agreement
SUPPLEMENT NO. [__] dated as of [______], 20[_] (this “Grantor Supplement”) to the Notes Security Agreement dated as of May 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Security Agreement”) among SOTERA HEALTH HOLDINGS, LLC, a Delaware limited liability company (the “Issuer”), the other GRANTORS from time to time party thereto, SOTERA HEALTH COMPANY, a Delaware corporation (“Holdings”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as notes collateral agent (in such capacity, the “Notes Collateral Agent”).
A.    Reference is made to (a) the Indenture dated as of May 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among Holdings, the Issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as Trustee and Notes Collateral Agent and (b) the Notes Security Agreement.
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Notes Security Agreement.
C.    Section 5.14 of the Notes Security Agreement provides that additional Persons may become Grantors under the Notes Security Agreement by execution and delivery of an instrument in the form of this Grantor Supplement. The undersigned (the “New Grantor”) is executing this Grantor Supplement in accordance with the requirements of the Indenture to become a Grantor under the Notes Security Agreement.
Accordingly, the Notes Collateral Agent and the New Grantor agree as follows:
SECTION 1. In accordance with Section 5.14 of the Notes Security Agreement, the New Grantor by its signature below becomes a Grantor under the Notes Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby (a) agrees to all the terms and provisions of the Notes Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Notes Obligations, does hereby create and grant to the Notes Collateral Agent, its successors and assigns, for the benefit of the Noteholder Secured Parties, a security interest in and lien on all of the New Grantor’s right, title and interest in, to and under the Pledged Collateral and the Article 9 Collateral. Each reference to a “Grantor” in the Notes Security Agreement shall be deemed to include the New Grantor. The Notes Security Agreement is hereby incorporated herein by reference.
SECTION 2. The New Grantor represents and warrants to the Notes Collateral Agent and the other Noteholder Secured Parties that this Grantor Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, provided that creditors’ enforceability rights may be subject to limitations imposed by Applicable Nuclear Laws.
SECTION 3. This Grantor Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Grantor Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Grantor Supplement. This Grantor Supplement shall become effective as to the New Grantor when a counterpart hereof executed on behalf of the New Grantor shall have been delivered to the Notes Collateral Agent and a counterpart hereof shall have been executed on behalf of the Notes Collateral Agent, and thereafter shall be binding upon the New Grantor and the Notes Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Grantor, the Notes Collateral Agent and the other Noteholder Secured Parties and their respective successors and assigns, except that the New Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Grantor Supplement and the Notes Documents.
SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Grantor, its jurisdiction of organization and the location of its chief executive office, (b) Schedule II sets forth a true and complete list, with respect to the New Grantor, of (i) all the Equity Interests owned by the New Grantor in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests (other than any Excluded Asset) owned by the New Grantor and (ii) all the Pledged Debt Securities (other than any Excluded Asset) owned by the New Grantor and (c) Schedule III attached hereto sets forth, as of the date hereof, (i) all of the New Grantor’s Patents, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent owned by the New Grantor, (ii) all of the New Grantor’s Trademarks, including the name of the registered owner, the registration or application number of each such Trademark owned by the New Grantor and (iii) all of the New Grantor’s Copyrights, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright owned by the New Grantor, and (d) Schedule IV attached hereto sets forth, as of the date hereof, each Commercial Tort Claim (in respect of which a complaint or counterclaim has been filed by or on behalf of such New Grantor) in an amount reasonably estimated to exceed $20,000,000.
SECTION 5. Except as expressly supplemented hereby, the Notes Security Agreement shall remain in full force and effect.
SECTION 6. This Grantor Supplement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 7. Any provision of this Grantor Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Notes Security Agreement.
SECTION 9. The New Grantor agrees to reimburse the Notes Collateral Agent for its fees and expenses incurred hereunder and under the Notes Security Agreement as provided in Sections 7.07 and 13.09(aa) of the Indenture; provided that each reference therein to the “Issuer” shall be deemed to be a reference to the “New Grantor”.
SECTION 10. Wilmington Trust, National Association is executing this Grantor Supplement not in its individual or corporate capacity, but solely in its capacity as Notes Collateral Agent under the Indenture. In acting hereunder, the Notes Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to it under the Indenture as if such rights, privileges, immunities and indemnities were set forth herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the New Grantor and the Notes Collateral Agent have duly executed this Grantor Supplement to the Notes Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR], as a Grantor

By:        ______
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent
By:
Name:
Title:

[Grantor Supplement No. [] to Security Agreement]

Schedule I
to Grantor Supplement No. __ to the
Notes Security Agreement
NEW GRANTOR INFORMATION

Legal Name	Jurisdiction of Organization	Chief Executive Office

Schedule II
to Grantor Supplement No. __ to the
Notes Security Agreement
PLEDGED EQUITY INTERESTS

Grantor	Issuer	Number of Certificate	Number and Class of Equity Interests	Percentage of Total Equity Interests

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Issuance	Maturity Date

Schedule III
to Grantor Supplement No. __ to the
Notes Security Agreement
INTELLECTUAL PROPERTY

Schedule IV
to Grantor Supplement No. __ to the
Notes Security Agreement
COMMERCIAL TORT CLAIMS

Exhibit II to the
Notes Security Agreement
COPYRIGHT SECURITY AGREEMENT, dated as of [_], 20[_] (this “Agreement”), among [_] (the “Grantor”) and Wilmington Trust, National Association, as notes collateral agent (in such capacity, the “Notes Collateral Agent”).
Reference is made to (a) the Indenture dated as of May 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among SOTERA HEALTH COMPANY, a Delaware corporation (“Holdings”), SOTERA HEALTH HOLDINGS, LLC, a Delaware limited liability company (the “Issuer”), the guarantors from time to time party thereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee and Notes Collateral Agent, and (b) the Notes Security Agreement dated of May 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Security Agreement”) among the Issuer, the other Grantors from time to time party thereto, Holdings, and the Notes Collateral Agent. The Grantor is an Affiliate of the Issuer and will derive substantial benefits from the issuance of the notes pursuant to the Indenture.
Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Notes Security Agreement. The rules of construction specified in Section 1.01(b) of the Notes Security Agreement also apply to this Agreement.
SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Notes Obligations, the Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Noteholder Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under the United States Copyrights listed on Schedule I attached hereto (collectively, the “Copyright Collateral”). This Agreement is not to be construed as an assignment of any copyright or copyright application.
SECTION 3. Notes Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Notes Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Notes Security Agreement, the terms of the Notes Security Agreement shall govern.
SECTION 4. Termination. Subject to Section 5.13 of the Notes Security Agreement, upon the discharge of the Notes Obligations, the security interest granted herein shall terminate and the Notes Collateral Agent shall, at the sole expense of the Grantor, execute, acknowledge, and deliver to the Grantors all instruments in writing in recordable form, reasonably requested by the Grantor, to evidence and release the collateral pledge, grant, lien and security interest in the Copyright Collateral under this Agreement.

SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formulations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
SECTION 7. Concerning the Notes Collateral Agent. Wilmington Trust, National Association is executing this Agreement not in its individual or corporate capacity, but solely in its capacity as Notes Collateral Agent under the Indenture. In acting hereunder, the Notes Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to it under the Indenture as if such rights, privileges, immunities and indemnities were set forth herein.
[Remainder of Page Intentionally Left Blank]

    2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
[_], as Grantor
By
    Name:
    Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent
By:
Name:
Title:

    [Signature Page to Copyright Security Agreement]

Schedule I

Exhibit III to the
Notes Security Agreement
PATENT SECURITY AGREEMENT, dated as of [_], 20[_] (this “Agreement”), among [_] (the “Grantor”) and Wilmington Trust, National Association, as notes collateral agent (in such capacity, the “Notes Collateral Agent”).
Reference is made to (a) the Indenture dated as of May 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among SOTERA HEALTH COMPANY, a Delaware corporation (“Holdings”), SOTERA HEALTH HOLDINGS, LLC, a Delaware limited liability company (the “Issuer”), the guarantors from time to time party thereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee and Notes Collateral Agent, and (b) the Notes Security Agreement dated of May 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Security Agreement”) among the Issuer, the other Grantors from time to time party thereto, Holdings, and the Notes Collateral Agent. The Grantor is an Affiliate of the Issuer and will derive substantial benefits from the issuance of the notes pursuant to the Indenture.
Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Notes Security Agreement. The rules of construction specified in Section 1.01(b) of the Notes Security Agreement also apply to this Agreement.
SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Notes Obligations, the Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Noteholder Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under the United States Patents listed on Schedule I attached hereto (the “Patent Collateral”). This Agreement is not to be construed as an assignment of any patent or patent application.
SECTION 3. Notes Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Patent Collateral are more fully set forth in the Notes Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Notes Security Agreement, the terms of the Notes Security Agreement shall govern.
SECTION 4. Termination. Subject to Section 5.13 of the Notes Security Agreement, upon the discharge of the Notes Obligations, the security interest granted herein shall terminate and the Notes Collateral Agent shall, at the sole expense of the Grantor, execute, acknowledge, and deliver to the Grantors all instruments in writing in recordable form, reasonably requested by the Grantor, to evidence and release the collateral pledge, grant, lien and security interest in the Patent Collateral under this Agreement.

SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formulations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
SECTION 7. Concerning the Notes Collateral Agent. Wilmington Trust, National Association is executing this Agreement not in its individual or corporate capacity, but solely in its capacity as Notes Collateral Agent under the Indenture. In acting hereunder, the Notes Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to it under the Indenture as if such rights, privileges, immunities and indemnities were set forth herein.
[Remainder of Page Intentionally Left Blank]
    2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
[_], as Grantor
By
    Name:
    Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent
By:
Name:
Title:

    [Signature Page Patent Security Agreement]

Schedule I

Exhibit IV to the
Notes Security Agreement
TRADEMARK SECURITY AGREEMENT, dated as of [_], 20[_] (this “Agreement”), among [_] (the “Grantor”) and Wilmington Trust, National Association, as notes collateral agent (in such capacity, the “Notes Collateral Agent”).
Reference is made to (a) the Indenture dated as of May 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among SOTERA HEALTH COMPANY, a Delaware corporation (“Holdings”), SOTERA HEALTH HOLDINGS, LLC, a Delaware limited liability company (the “Issuer”), the guarantors from time to time party thereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee and Notes Collateral Agent, and (b) the Notes Security Agreement dated of May 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Security Agreement”) among the Issuer, the other Grantors from time to time party thereto, Holdings, and the Notes Collateral Agent. The Grantor is an Affiliate of the Issuer and will derive substantial benefits from the issuance of the notes pursuant to the Indenture.
Accordingly, the parties hereto agree as follows:

SECTION 1.    Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Notes Security Agreement. The rules of construction specified in Section 1.01(b) of the Notes Security Agreement also apply to this Agreement.
SECTION 2.    Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Notes Obligations, the Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Noteholder Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under the United States Trademarks listed on Schedule I attached hereto (the “Trademark Collateral”). This Agreement is not to be construed as an assignment of any trademark or trademark application. Notwithstanding anything herein to the contrary, the Trademark Collateral shall not include, and in no event shall the Security Interest attach to, any intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act.
SECTION 3. Notes Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Notes Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Notes Security Agreement, the terms of the Notes Security Agreement shall govern.
SECTION 4. Termination. Subject to Section 5.13 of the Notes Security Agreement, upon the discharge of the Notes Obligations, the security interest granted herein shall terminate and the Notes Collateral Agent shall, at the sole expense of the Grantor, execute, acknowledge, and deliver to the Grantors all instruments in writing in recordable form, reasonably requested by the Grantor, to evidence and release the collateral pledge, grant, lien and security interest in the Trademark Collateral under this Agreement.
SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formulations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
SECTION 7. Concerning the Notes Collateral Agent. Wilmington Trust, National Association is executing this Agreement not in its individual or corporate capacity, but solely in its capacity as Notes Collateral Agent under the Indenture. In acting hereunder, the Notes Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to it under the Indenture as if such rights, privileges, immunities and indemnities were set forth herein.
[Remainder of Page Intentionally Left Blank]
    2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
[_], as Grantor

By:    ____________________________
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent
By:
Name:
Title:

    [Signature Page to Trademark Security Agreement]

Schedule I